Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Natural Gas Services Group, Inc.
Midland, TX

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-147311, Nos. 333-110954, Nos. 333-160068, Nos. 333-160063 and Nos. 333-153874) and Form S-3 (Nos. 333-119502, Nos. 333-122687 and Nos. 333-161346) of Natural Gas Services Group, Inc. of our report dated March 14, 2012, relating to the financial statements and the effectiveness of Natural Gas Services Group, Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Houston, TX
March 14, 2012

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